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                                                                    EXHIBIT 99.1

[COMPANY LOGO]                    CINCINNATI FINANCIAL CORPORATION
                                  Mailing Address:            P.O. BOX 145496
                                                    CINCINNATI, OHIO  45250-5496
                                                              (513) 870-2000

                                            Investor Contact: Heather J. Wietzel
                                                                  (513) 603-5950
                                                 Media Contact: Joan O. Shevchik
                                                                  (513) 603-5323

      CINCINNATI FINANCIAL CORPORATION COMPLETES SALE OF $375 MILLION OF SENIOR NOTES IN RULE 144A OFFERING

CINCINNATI, NOVEMBER 1, 2004 -- CINCINNATI FINANCIAL CORPORATION (NASDAQ: CINF) today announced that it has completed its previously announced offering of $375 million aggregate principal amount of its 6.125% senior notes due November 2034. Cincinnati Financial Corporation intends to use the net proceeds as follows: (i) approximately $58 million will be used to pay the entire outstanding balance under its line of credit; (ii) approximately $128 million will be paid to The Cincinnati Insurance Company to satisfy an outstanding intercompany debt; (iii) approximately $100 million will be used beginning in 2005 to finance the construction of a parking garage and office building to be situated at its headquarters located in Fairfield, Ohio; and (iv) remaining net proceeds will be used for general corporate purposes. The company increased the size of the offering to $375 million from the originally announced $350 million.

The senior notes were sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (Securities Act).

Cincinnati Financial Corporation offers property and casualty insurance, its main business, through The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Life Insurance Company markets life and disability income insurance and annuities. CFC Investment Company supports the insurance subsidiaries and their independent agent representatives through commercial leasing and financing activities. CinFin Capital Management Company provides asset management services to institutions, corporations and individuals.

This news release does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the notes referred to herein in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The notes have not be registered under the Securities Act or applicable state securities laws, and the initial purchasers offered them only to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Unless so registered, the notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This is a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995. Certain forward-looking statements contained herein involve potential risks and uncertainties. Our future results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to:

      - unusually high levels of catastrophe losses due to changes in weather patterns, environmental events, terrorism incidents or other causes

      - ability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased and financial strength of reinsurers

      -     increased frequency and/or severity of claims

      - events or conditions that could weaken or harm our relationships with our independent agencies and hamper opportunities to add new agencies, resulting in limitations on our opportunities for growth, such as:

            -     downgrade of our financial strength ratings

            -     concerns that doing business with us is too difficult or

            - perceptions that our level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

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      -     insurance regulatory actions, legislation or court decisions or legal actions that increase expenses or place us at a disadvantage in the marketplace

      - delays in the development, implementation, performance and benefits of technology projects and enhancements

      - inaccurate estimates or assumptions used for critical accounting estimates, including loss reserves

      - results and timely completion of assessment and remediation of internal controls for financial reporting under the Sarbanes-Oxley Act of 2002

      - recession or other economic conditions or regulatory, accounting or tax changes resulting in lower demand for insurance products

      - sustained decline in overall stock market values negatively affecting our equity portfolio, in particular a sustained decline in the market value of Fifth Third Bancorp shares, a significant equity holding

      - events that lead to a significant decline in the market value of a particular security and impairment of the asset

      - prolonged low interest rate environment or other factors that limit our ability to generate growth in investment income

      -     adverse outcomes from litigation or administrative proceedings

      - effect on the insurance industry as a whole, and thus on our business, of the suit brought by the Attorney General of the State of New York against participants in the insurance industry, as well as any increased regulatory oversight that might result from the suit

      - limited flexibility in conducting investment activities if the restrictions imposed by the Investment Company Act of 1940 become applicable to us.

Further, our insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. We also are subject to public and regulatory initiatives that can affect the market value for our common stock, such as recent measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

Readers are cautioned that we undertake no obligation to review or update the forward-looking statements included in this material.

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